EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-189264) and (File No. 333-199822) of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, dated August [ ], 2024 included in Sparta Commercial Services, Inc.’s Annual Report on Form 10-K for the years ended April 30, 2025, and April 30, 2024.

Victor Mokoulu, CPA